CERTIFICATE OF INCORPORATION
                                       OF
                            HOLT CARGO SYSTEMS, INC.

     We, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST: The name of the corporation is

                            HOLT CARGO SYSTEMS, INC.

     SECOND: The principal office of the corporation is to be located in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its resident agent is The Corporation Trust Company, whose address is Corporation Trust Center, 1209 Orange Street in said city.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the corporation shall have the following purposes:

          To transport property in intrastate, interstate and foreign movements as a common and contrast carrier by motor vehicle and to have and exercise all of the powers and means appropriate to effect such purpose and, in the conduct of such business, to carry on a general warehousing business in all its phases and to render service to other common and contrast carriers in the receiving, consolidating, storing, loading, distributing, handling, forwarding, transferring and transshipping of property of all kinds in intrastate, interstate and foreign commerce and to act as agent or broker for or in connection with any thereof, provided, however, the corporation does not propose to carry out such purposes or exercise such powers except upon being granted the necessary authority by any Federal, State, or other regulatory body having jurisdiction.

          To buy, sell, use, lease as lessee or lessor, and generally trade and deal in and with any and all kinds of new and used automobiles, trucks, tank trucks, trailers, tractors

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          and automotive parts, supplies and equipment of all kinds, and to lease, own, maintain and operate any terminals, platforms, garages, service stations, equipment and facilities deemed necessary.

          To purchase or otherwise acquire, lease as lessee or lessor, own, maintain and operate any piers, docks, wharves, lighters, landing stages and terminals and to carry on any or all of the businesses of wharfingers, stevedores, lightermen, forwarding agents, warehousemen and general agents and brokers, and to use, maintain and operate any machines, machinery and equipment necessary or incidental thereto.


     FOURTH: The total number of shares of stock which the corporation is authorized to issue is one hundred and fifty thousand ($150,000), and the par value of each of such shares is One Dollar ($1.00).

     FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

     SIXTH: The name and place of residence of each of the incorporators is as follows:


         NAME                                         RESIDENCE
         ----                                         ---------

DONALD L. HURLEY                             225 South 15th Street,
                                             Philadelphia, Pennsylvania

WILLARD S. RANDALL                           225 South 15th Street,
                                             Philadelphia, Pennsylvania

S. GOLDMAN                                   225 South 15th Street,
                                             Philadelphia, Pennsylvania

     SEVENTH: The corporation is to have perpetual existence.

     EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     NINTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of this corporation, and for further definition, limitation and regulation of the powers of this corporation and of its directors and stockholders:


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     1. The number of directors of the corporation as such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

     2. The Board of Directors shall have power

        a. Without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the by-laws of this corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon any part of the property of the corporation provided it be less than substantially all; to determine the use and disposition of any surplus or net profits and to fix the times for the declaration and payment of dividends.

        b. To determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

     3. The directors in their discretion may submit any contract or act for approval and ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest or for any other reason.

     4. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any _____ act of the directors which would have been valid if such by-law had not been made.

     TENTH: No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, and any director or directors, individually or jointly may be a party or parties to or may be interested in any contract or transaction of this corporation or in which this corporation is interested; and no contract, act or transaction of this corporation with any person or persons, firm or association, shall be affected or invalidated by the fact that any director or directors of this corporation is a party or are parties to, or interested in such contract, act or

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transaction, or in any way connected with such person or persons, firm or association, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any wise interested.

     ELEVENTH: Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate is or was a director, officer or employee of this corporation or of any corporation which he served as such at the request of this corporation, shall be indemnified by the corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled by law.

     TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, we have hereunto set our hands and seals, the 31st day of December, 1964.


In the presence of:

/s/ Ruth M. Wotiz                         /s/ Donald L. Hurley        (L.S.)
---------------------------               ----------------------------
                                          Donald L. Hurley


                                          /s/ Willard S. Randall      (L.S.)
                                          ----------------------------


                                          /s/ S. Goldman              (L.S.)
                                          ----------------------------


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COMMONWEALTH OF PENNSYLVANIA       )
                                   )
COUNTY OF PHILADELPHIA             )


     BE IT REMEMBERED that on this 31st day of December, A.D. 1964, personally came before me, RUTH M. WOTIZ, a Notary Public in and for the County and Commonwealth aforesaid, DONALD L. HURLEY, WILLARD S. RANDALL AND S. GOLDMAN, parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said Certificate to be the act and deed of the signers respectively, and that the facts therein stated are truly set forth.

     GIVEN under my hand and seal of office the day and year aforesaid.



                                                /s/ Ruth M. Wotiz
                                               --------------------------------
                                                    RUTH M. WOTIZ